EXHIBIT 3.1.9
                                                                F I L E D
                                                                 1128073
                                                               OCT 15 1996
                                                               LONNA R. HOOKS
                                                             Secretary of State


                           CERTIFICATE OF AMENDMENT TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                        DIAMOND ENTERTAINMENT CORPORATION

To:      The Secretary of State             Federal Employer
         State of New Jersey                Identification No.
                                            22-2748019

     Pursuant to the provisions of Section 14A:9-2 (4) of the Business Corporation Act of the State of New Jersey, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1. The name of the corporation is Diamond Entertainment Corporation (the "Corporation").

     2. The Certificate of Incorporation is amended as follows:

     The Corporation shall be authorized to issue the following shares:

     Class                 No. of Shares             Par Value
     -----                 -------------             ---------
     Common Stock           100,000,000                 None
     Preferred Stock          5,000,000                 None

     3. In accordance with Section 14A:9-2 (4) and after proper notice to shareholders of record on June 25, 1996 (the "Record Date"), holders of a majority of the votes cast approved the amendment at the Annual Meeting of Stockholders on August 23,1996 (the "Annual Meeting").

     4. On the Record date, there were 13,931,839 shares of the Corporation's common stock, no par value (the "Common Stock") issued and outstanding, each of which was entitled to one (1) vote at the Annual Meeting, and there were 483,251 shares of the Corporation's preferred stock, no par value (the "Preferred Stock") issued and outstanding, each of which was entitled to 1.95 votes at the Annual Meeting. As of the Record Date, there were issued and outstanding shares of voting stock of the Corporation representing an aggregate of 14,874,178 votes entitled to vote at the Annual Meeting. The Common Stock and Preferred



                                   0100293639

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Stock vote together on all matters.

     5. A quorum was represented at the Annual Meeting, a total of 13,234,753 shares were cast FOR the amendment and 33,249 votes were cast AGAINST the amendment.

     IN WITNESS WHEREOF, this Certificate of Amendment has been signed on this ___ day of September, 1996, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and the facts stated in the Certificate are true.

                                    DIAMOND ENTERTAINMENT CORPORATION

                                    By:  /s/ James K.T. Lu
                                         -----------------
                                         James K.T. Lu,, President



     Sworn before me this
     27th day of September, 1996              [Notary Seal]

     /s/ Kristine H. Truong
     -------------------------
     Notary Public






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